Exhibit 32

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the amended Annual Report of Raser Technologies, Inc. (the "Registrant") on Form 10-KSB/A-1 for the year ended December 31, 2003, as filed with the Commission on the date hereof (the "Annual Report"), we
Kraig Higginson, Chief Executive Officer and R. Thomas Bailey, Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The amended Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the amended Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: 8-18-04                             /s/Kraig Higginson
      -----------------                    -------------------------------
                                           Kraig Higginson
                                           Chief Executive Officer
                                           and Director


Dated: August 18, 2004                     /s/R. Thomas Bailey
      -----------------                    -------------------------------
                                           R. Thomas Bailey
                                           Treasurer
                                           and Director